Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Michael McKenney, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2015 Third Quarter Results
Lowers Guidance for 2015

WESTFORD, Mass., November 4, 2015 - Kadant Inc. (NYSE:KAI) reported its financial results for the third fiscal quarter ended October 3, 2015.

Third Quarter 2015 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations increased 30% to $0.78 in the third quarter of 2015 compared to $0.60 in the third quarter of 2014. The third quarter of 2015 included an $0.11 unfavorable effect of foreign currency translation compared to the third quarter of 2014. Guidance was $0.70 to $0.72.

•	Adjusted diluted EPS increased 24% to $0.78 in the third quarter of 2015 compared to $0.63 in the third quarter of 2014.

•
Revenue decreased 7% to $92 million in the third quarter of 2015 compared to $99 million in the third quarter of 2014, including a $9 million, or 9%, decrease from the unfavorable effects of foreign currency translation and a $2 million, or 2%, increase from an acquisition. Guidance was $95 to $97 million.

•
Parts and consumables revenue was $63 million in both the third quarters of 2015 and 2014, and represented 69% and 64% of total revenue, respectively. Excluding a $6 million, or 10%, unfavorable effect of foreign currency translation and a $2 million, or 4%, increase from an acquisition, parts and consumables revenue increased 6% compared to the third quarter of 2014.

•	Gross margin was 47.5% in the third quarter of 2015, compared to 44.7% in the third quarter of 2014.

•
Operating income increased 25% to $13 million, or 13.8% of revenue, in the third quarter of 2015 compared to $10 million, or 10.3% of revenue, in the third quarter of 2014. Operating income in the third quarter of 2015 was the second highest in our history.

•	Cash flows from operations increased 5% to $16 million in the third quarter of 2015 and we ended the quarter with net cash (cash less debt) of $27 million.

•	Net income from continuing operations was $9 million in the third quarter of 2015, up 30% compared to $7 million in the third quarter of 2014.

•
Adjusted EBITDA was $15 million in the third quarter of 2015, up 14% compared to $13 million in the third quarter of 2014, and represented 16.6% of revenue, the highest percentage since we became a stand-alone public company in 2001.

•
Bookings decreased 2% to $99 million in the third quarter of 2015 compared to $100 million in the third quarter of 2014, including a $10 million, or 10%, decrease from the unfavorable effects of foreign currency translation and a $2 million, or 2%, increase from an acquisition. Excluding the acquisition and the foreign currency translation effect, bookings increased 6% in the third quarter of 2015 compared to the third quarter of 2014.

•	Backlog was a record $136 million at the end of the third quarter of 2015.

•	We repurchased 118,242 shares of our common stock for $5 million in the third quarter of 2015.

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below.

Management Commentary

“We had a solid quarter with 30 percent growth in EPS despite an $0.11 negative foreign currency effect,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “Our diluted EPS from continuing operations was $0.78 in the third quarter of 2015, which exceeded our guidance of $0.70 to $0.72. Cash flows were strong and our operating margin increased to nearly 14 percent of revenue in the third quarter of 2015 compared to 10 percent of revenue in the third quarter of 2014.

“We had strong performance in our Stock-Preparation and Wood Processing Systems product lines, particularly in North America. We were also encouraged by the upward revenue and booking trends in our European businesses. That said, the effects of foreign currency translation negatively impacted our revenue and bookings by $9 million and $10 million, respectively, compared to the third quarter of 2014. Our parts and consumables business continues to be an important focus of ours and revenue from parts and consumables products represented 69 percent of our revenues in the third quarter of 2015.”

Third Quarter 2015

Kadant reported revenue of $91.9 million in the third quarter of 2015, a decrease of $6.8 million, or seven percent, compared with $98.7 million in the third quarter of 2014. Revenue for the third quarter of 2015 included an $8.6 million decrease from the unfavorable effects of foreign currency translation and an increase of $2.4 million from an acquisition compared to the third quarter of 2014. Operating income from continuing operations increased 25 percent to $12.7 million in the third quarter of 2015 compared to $10.2 million in the third quarter of 2014. Operating income included $0.5 million of expense related to restructuring in the third quarter of 2014. Adjusted operating income, a non-GAAP measure, was $12.7 million in the third quarter of 2015 compared to $10.7 million in the third quarter of 2014.

Net income from continuing operations was $8.6 million in the third quarter of 2015, or $0.78 per diluted share, compared to $6.7 million, or $0.60 per diluted share, in the third quarter of 2014. Net income from continuing operations in the third quarter of 2014 included $0.3 million, or $0.03 per diluted share, of after-tax restructuring costs. Adjusted net income, a non-GAAP measure, was $8.6 million, or $0.78 per diluted share, in the third quarter of 2015 compared to $7.0 million, or $0.63 per diluted share, in the third quarter of 2014.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended Oct. 3, 2015		Three Months Ended Sept. 27, 2014
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Income and Diluted EPS from continuing operations, as reported	$8.6	$0.78	$6.7	$0.60
Adjustments for the following:
Restructuring costs, net of tax	—	—	0.3	0.03
Adjusted Net Income and Adjusted Diluted EPS	$8.6	$0.78	$7.0	$0.63

Guidance

“The first nine months of 2015 have positioned us well for a solid year,” Mr. Painter continued. “That said, we now expect lower revenues in our Doctoring, Cleaning, & Filtration and Fluid-Handling product lines compared to our prior guidance, largely due to delays in capital bookings and shipments. In addition, the continued strengthening of the U.S. dollar since our last guidance has negatively impacted our full-year revenue and EPS guidance by an additional $3 million and $0.05, respectively. As a result, we are lowering our full year revenue guidance and now expect full year revenue of $388 to $390 million, revised from our previous guidance of $395 to $400 million. We are lowering our full year guidance for GAAP diluted EPS from continuing operations to $2.95 to $2.98, revised from our previous guidance of $3.05 to $3.11. For the fourth quarter of 2015, we expect to achieve GAAP diluted EPS from continuing operations of $0.79 to $0.82 on revenue of $105 to $107 million. We still expect 2015 to be a record year for GAAP diluted EPS.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Thursday, November 5, 2015, at 11 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until December 4, 2015.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding acquisitions and the effect of foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA).

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

Revenue included $2.4 million from an acquisition and an $8.6 million unfavorable foreign currency translation effect in the third quarter of 2015 and $6.7 million from an acquisition and a $23.8 million unfavorable foreign currency translation effect in the first nine months of 2015. We present increases or decreases in revenue excluding the effects of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income and adjusted EBITDA exclude restructuring costs and expense related to acquired inventory and backlog. Adjusted net income and adjusted diluted EPS exclude restructuring costs. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or none at all.

Adjusted operating income and adjusted EBITDA exclude:

•	Pre-tax restructuring costs of $0.5 million in the third quarter of 2014 and $0.3 million and $0.9 million in the first nine months of 2015 and 2014, respectively.

•	Pre-tax expense related to acquired inventory and backlog of $0.2 million and $2.6 million in the first nine months of 2015 and 2014, respectively.

Adjusted net income and adjusted diluted EPS exclude after-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in the third quarter of 2015.

Adjusted diluted EPS in the third quarters of 2015 and 2014 was calculated using the reported weighted average diluted shares for each period.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	Oct. 3, 2015	Sept. 27, 2014	Oct. 3, 2015	Sept. 27, 2014

Revenues	$91,929	$98,719	$282,507	$296,921
Costs and Operating Expenses:
Cost of revenues	48,261	54,607	148,775	165,547
Selling, general, and administrative expenses	29,200	31,872	92,490	95,942
Research and development expenses	1,787	1,555	5,247	4,696
Restructuring costs	—	534	300	928
	79,248	88,568	246,812	267,113
Operating Income	12,681	10,151	35,695	29,808
Interest Income	54	42	150	346
Interest Expense	(239)	(210)	(701)	(766)
Income from Continuing Operations before Provision
for Income Taxes	12,496	9,983	35,144	29,388
Provision for Income Taxes	3,782	3,246	10,964	9,468
Income from Continuing Operations	8,714	6,737	24,180	19,920
(Loss) Income from Discontinued Operation, Net of Tax	(4)	(4)	56	(18)
Net Income	8,710	6,733	24,236	19,902
Net Income Attributable to Noncontrolling Interest	(67)	(86)	(232)	(344)
Net Income Attributable to Kadant	$8,643	$6,647	$24,004	$19,558

Amounts Attributable to Kadant:
Income from Continuing Operations	$8,647	$6,651	$23,948	$19,576
(Loss) Income from Discontinued Operation, Net of Tax	(4)	(4)	56	(18)
Net Income Attributable to Kadant	$8,643	$6,647	$24,004	$19,558

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.80	$0.61	$2.20	$1.78
Diluted	$0.78	$0.60	$2.15	$1.74

Earnings per Share Attributable to Kadant:
Basic	$0.80	$0.61	$2.20	$1.77
Diluted	$0.78	$0.60	$2.16	$1.74

Weighted Average Shares:
Basic	10,861	10,898	10,900	11,026
Diluted	11,096	11,133	11,119	11,231

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Product Line	Oct. 3, 2015	Sept. 27, 2014	(Decrease)	Translation (a,b)
Stock-Preparation	$35,708	$31,246	$4,462	$6,250
Doctoring, Cleaning, & Filtration	23,058	31,703	(8,645)	(6,426)
Fluid-Handling	22,023	25,420	(3,397)	(726)
Papermaking Systems Segment	80,789	88,369	(7,580)	(902)
Wood Processing Systems Segment	9,119	8,480	639	2,513
Fiber-Based Products	2,021	1,870	151	151
	$91,929	$98,719	$(6,790)	$1,762

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase	of Currency
	Oct. 3, 2015	Sept. 27, 2014	(Decrease)	Translation (a,b)
Stock-Preparation	$101,625	$93,668	$7,957	$13,566
Doctoring, Cleaning, & Filtration	77,144	86,892	(9,748)	(3,381)
Fluid-Handling	69,300	77,968	(8,668)	(884)
Papermaking Systems Segment	248,069	258,528	(10,459)	9,301
Wood Processing Systems Segment	25,910	29,590	(3,680)	319
Fiber-Based Products	8,528	8,803	(275)	(275)
	$282,507	$296,921	$(14,414)	$9,345

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	Oct. 3, 2015	July 4, 2015	(Decrease)	Translation (a,b)
Stock-Preparation	$35,708	$35,271	$437	$595
Doctoring, Cleaning, & Filtration	23,058	26,800	(3,742)	(3,370)
Fluid-Handling	22,023	24,554	(2,531)	(2,300)
Papermaking Systems Segment	80,789	86,625	(5,836)	(5,075)
Wood Processing Systems Segment	9,119	9,019	100	690
Fiber-Based Products	2,021	2,683	(662)	(662)
	$91,929	$98,327	$(6,398)	$(5,047)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (c)	Oct. 3, 2015	Sept. 27, 2014	(Decrease)	Translation (a,b)
North America	$54,989	$54,359	$630	$2,939
Europe	18,351	20,932	(2,581)	864
Asia	11,875	14,463	(2,588)	(1,952)
Rest of World	6,714	8,965	(2,251)	(89)
	$91,929	$98,719	$(6,790)	$1,762

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				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase	of Currency
	Oct. 3, 2015	Sept. 27, 2014	(Decrease)	Translation (a,b)
North America	$171,155	$161,125	$10,030	$15,626
Europe	52,341	68,709	(16,368)	(5,684)
Asia	39,049	40,830	(1,781)	557
Rest of World	19,962	26,257	(6,295)	(1,154)
	$282,507	$296,921	$(14,414)	$9,345

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (c)	Oct. 3, 2015	July 4, 2015	(Decrease)	Translation (a,b)
North America	$54,989	$59,075	$(4,086)	$(3,389)
Europe	18,351	17,734	617	599
Asia	11,875	14,044	(2,169)	(1,943)
Rest of World	6,714	7,474	(760)	(314)
	$91,929	$98,327	$(6,398)	$(5,047)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Bookings by Product Line	Oct. 3, 2015	Sept. 27, 2014	(Decrease)	Translation (a)

Stock-Preparation	$42,087	$34,328	$7,759	$10,870
Doctoring, Cleaning, & Filtration	24,655	29,824	(5,169)	(2,680)
Fluid-Handling	22,886	25,377	(2,491)	128
Papermaking Systems Segment	89,628	89,529	99	8,318
Wood Processing Systems Segment	7,425	8,533	(1,108)	418
Fiber-Based Products	1,787	2,402	(615)	(615)
	$98,840	$100,464	$(1,624)	$8,121

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended			of Currency
Bookings by Product Line	Oct. 3, 2015	Sept. 27, 2014	Decrease	Translation (a)

Stock-Preparation	$115,018	$123,655	$(8,637)	$(1,639)
Doctoring, Cleaning, & Filtration	77,675	90,435	(12,760)	(5,926)
Fluid-Handling	72,281	78,051	(5,770)	2,599
Papermaking Systems Segment	264,974	292,141	(27,167)	(4,966)
Wood Processing Systems Segment	28,600	30,034	(1,434)	2,768
Fiber-Based Products	6,981	7,936	(955)	(954)
	$300,555	$330,111	$(29,556)	$(3,152)

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	Three Months Ended		Nine Months Ended
Business Segment Information	Oct. 3, 2015	Sept. 27, 2014	Oct. 3, 2015	Sept. 27, 2014
Gross Profit Margin:
Papermaking Systems	47.7%	45.1%	47.1%	45.3%
Other	46.3%	40.8%	49.1%	37.2%
	47.5%	44.7%	47.3%	44.2%

Operating Income:
Papermaking Systems	$14,246	$13,006	$41,559	$36,219
Corporate and Other	(1,565)	(2,855)	(5,864)	(6,411)
	$12,681	$10,151	$35,695	$29,808

Adjusted Operating Income (b) (f)
Papermaking Systems	$14,246	$13,540	$42,047	$37,208
Corporate and Other	(1,565)	(2,855)	(5,864)	(3,883)
	$12,681	$10,685	$36,183	$33,325

Capital Expenditures from Continuing Operations:
Papermaking Systems	$1,258	$1,325	$3,412	$2,614
Corporate and Other	159	378	656	531
	$1,417	$1,703	$4,068	$3,145

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data from Continuing Operations	Oct. 3, 2015	Sept. 27, 2014	Oct. 3, 2015	Sept. 27, 2014
Cash Provided by Operations	$15,940	$15,207	$25,581	$30,402
Depreciation and Amortization Expense	2,584	2,684	8,247	8,558

Balance Sheet Data			Oct. 3, 2015	Jan. 3, 2015
Assets
Cash, Cash Equivalents, and Restricted Cash			$56,866	$45,793
Accounts Receivable, Net			56,898	58,508
Inventories			67,532	55,223
Unbilled Contract Costs and Fees			7,741	5,436
Other Current Assets			21,258	18,714
Property, Plant and Equipment, Net			42,692	44,965
Intangible Assets			39,933	46,954
Goodwill			121,007	127,882
Other Assets			8,959	10,272
			$422,886	$413,747
Liabilities and Stockholders' Equity
Accounts Payable			$27,199	$27,233
Short- and Long-term Debt			29,375	25,861
Other Liabilities			103,438	95,194
Total Liabilities			160,012	148,288
Stockholders' Equity			262,874	265,459
			$422,886	$413,747

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Adjusted Operating Income and Adjusted EBITDA		Three Months Ended		Nine Months Ended
Reconciliation		Oct. 3, 2015	Sept. 27, 2014	Oct. 3, 2015	Sept. 27, 2014
Consolidated
	Net Income Attributable to Kadant	$8,643	$6,647	$24,004	$19,558
	Net Income Attributable to Noncontrolling Interest	67	86	232	344
	Loss (Income) from Discontinued Operation, Net of Tax	4	4	(56)	18
	Provision for Income Taxes	3,782	3,246	10,964	9,468
	Interest Expense, Net	185	168	551	420
	Operating Income	12,681	10,151	35,695	29,808
	Restructuring Costs	—	534	300	928
	Acquired Backlog Amortization (d)	—	—	107	392
	Acquired Profit in Inventory (e)	—	—	81	2,197
	Adjusted Operating Income (b)	12,681	10,685	36,183	33,325
	Depreciation and Amortization	2,584	2,684	8,140	8,166
	Adjusted EBITDA (b)	$15,265	$13,369	$44,323	$41,491

Papermaking Systems
	Operating Income	$14,246	$13,006	$41,559	$36,219
	Restructuring Costs	—	534	300	928
	Acquired Backlog Amortization (d)	—	—	107	—
	Acquired Profit in Inventory (e)	—	—	81	61
	Adjusted Operating Income (b)	14,246	13,540	42,047	37,208
	Depreciation and Amortization	1,867	1,910	5,916	5,855
	Adjusted EBITDA (b)	$16,113	$15,450	$47,963	$43,063

Corporate and Other
	Operating Loss	$(1,565)	$(2,855)	$(5,864)	$(6,411)
	Acquired Backlog Amortization (d)	—	—	—	392
	Acquired Profit in Inventory (e)	—	—	—	2,136
	Adjusted Operating Loss (b)	(1,565)	(2,855)	(5,864)	(3,883)
	Depreciation and Amortization	717	774	2,224	2,311
	Adjusted EBITDA (b)	$(848)	$(2,081)	$(3,640)	$(1,572)

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents intangible amortization expense associated with acquired backlog.

(e)	Represents expense within cost of revenues associated with acquired profit in inventory.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $402 million in fiscal year 2014 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 3, 2015 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; the effect of currency fluctuations on our financial results; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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